Exhibit 99.1

ISLE OF CAPRI CASINOS, INC. ANNOUNCES

FISCAL 2015 THIRD QUARTER RESULTS

SAINT LOUIS, MO — February 25, 2015 — Isle of Capri Casinos, Inc. (NASDAQ: ISLE) (the “Company”) today reported financial results for the third quarter of fiscal year 2015 ended January 25, 2015, and other Company-related news.

Consolidated Financial Results

The following table outlines the Company’s financial results (dollars in millions, except per share data, unaudited):

	Three Months Ended		Nine Months Ended
	January 25,	January 26,	January 25,	January 26,
	2015	2014	2015	2014
Net revenues	$241.1	$224.2	$721.6	$693.8
Consolidated Adjusted EBITDA (1)	47.2	37.0	134.6	116.2

Income from continuing operations	5.4	9.4	2.1	10.0
Income from discontinued operations	—	1.3	—	3.8
Net income	5.4	10.7	2.1	13.8
Diluted income per share from continuing operations	0.13	0.24	0.05	0.25
Diluted income per share from discontinued operations	—	0.03	—	0.10
Diluted income per share	0.13	0.27	0.05	0.35
Adjusted income (loss) per share (2)	0.13	(0.12)	0.18	(0.41)

(1)         For a further description of Consolidated Adjusted EBITDA, refer to the reconciliation tables following the narrative and the definition of Adjusted EBITDA in footnote (1) of this release.

(2)         For a reconciliation of the GAAP basis per share amounts to adjusted income (loss) per share, refer to the reconciliation table labeled “Reconciliation of GAAP Income from Continuing Operations to Adjusted Income (Loss) and GAAP Income from Continuing Operations Per Share to Adjusted Income (Loss) Per Share.”

Virginia McDowell, the Company’s president and chief executive officer, commented,

“Over the past 18 months, we implemented comprehensive operational changes to better align the returns on our marketing programs and costs of doing business. We did this all while driving higher customer satisfaction.  We continued to realize the benefits of those initiatives this quarter as, for the fourth consecutive quarter, we reported a year-over-year increase in Adjusted EBITDA. Every one of our properties generated an increase in Adjusted EBITDA and all but one property generated higher net revenues.

“Although we benefited from better weather and macroeconomic trends during the quarter relative to last year’s third quarter, Adjusted EBITDA for all but two of our properties exceeded results not only compared to the prior fiscal year quarter, but also compared to the prior two fiscal year quarters. Three of our most profitable properties—Pompano, Boonville and Waterloo—set new third quarter records for Adjusted EBITDA, while Lake Charles reported the highest third quarter Adjusted EBITDA in the past three years, despite a new competitor being open for more than half the quarter.

“We are cautiously optimistic about the trends we are seeing in regional gaming, but regardless of the outlook, I am confident that the changes we are continuing to make in our business position us well in any operating environment.”

Financial Highlights

Net revenues for the third quarter were up 7.5%, to $241.1 million, compared to $224.2 million in the prior year quarter, and consolidated Adjusted EBITDA increased 27.6%, to $47.2 million from $37.0 million in the prior year quarter. Adjusted EBITDA margin was 19.6% compared to 16.5% in the prior year quarter.

There were no unusual items affecting this year’s third quarter results; however, the prior year benefited from the reversal of a $2.2 million litigation accrual due to a favorable court ruling, and a $12.0 million reversal of a previously recorded tax valuation allowance as a result of the sale of our Davenport property.

On a GAAP basis, diluted income per share from continuing operations in the current quarter was $0.13, compared to $0.24 in the prior year quarter. Adjusted income per share from continuing operations in the current quarter was $0.13, compared to adjusted loss per share from continuing operations of ($0.12) in the prior year quarter.

Operating Results

Black Hawk — Net revenues increased $1.2 million, or 4.1%, to $29.5 million at our two properties.  Adjusted EBITDA was flat primarily as a result of additional marketing costs resulting from the first full quarter of Fan Club since its introduction.

Pompano — Net revenues increased $4.1 million, or 9.7%, to $46.5 million and Adjusted EBITDA increased $1.4 million, or 15.8%, to $10.6 million.  We generated strong increases in both rated and retail revenue during the quarter.  Operating margins improved to 22.8% from 21.6%.

Iowa — Net revenues increased $2.5 million, or 6.1%, to $43.9 million and Adjusted EBITDA increased $1.7 million, or 16.6%, to $11.9 million.  Waterloo set a new third quarter Adjusted EBITDA record while Marquette generated the highest third quarter Adjusted EBITDA since fiscal 2007.  Bettendorf’s Adjusted EBITDA increased 18.3% despite continued competition from VLTs in Illinois.

Lake Charles — Net revenues increased $0.9 million, or 3.0%, to $30.8 million, and Adjusted EBITDA increased $0.7 million, or 18.0%, to $4.4 million. The property benefited from a strong November, which drove results for the quarter.  A new competitor opened in the market on December 8, 2014.  Following the opening of the new property in Lake Charles and through the end of the third quarter, net revenues were relatively flat, while Adjusted EBITDA declined in the mid-single digits as we incurred additional overtime costs due to better-than-expected business volumes and higher marketing costs.

Mississippi —Net revenues increased $1.7 million, or 7.5%, to $24.6 million at our Mississippi properties.  Adjusted EBITDA increased $2.0 million, or 97.3%, to $4.1 million.  All three properties in Mississippi generated better Adjusted EBITDA results year over year.  Lula continued its strong year-over-year performance with net revenue growth of $1.4 million, or 12.3%, and an Adjusted EBITDA increase of $1.5 million, or 97.6%, as it continues to benefit from refined marketing programs.

Missouri — Net revenues increased $4.6 million, or 8.7%, to $57.6 million and Adjusted EBITDA increased $2.4 million, or 18.5%, to $15.2 million.  All four of our Missouri properties generated increased net revenues and Adjusted EBITDA during the quarter led by Adjusted EBITDA growth of 76.8% in Caruthersville and 49.3% at Cape Girardeau.  Boonville set a new third quarter Adjusted EBITDA record with an increase of 5.3%, and Kansas City’s Adjusted EBITDA increased 9.8%.

Pennsylvania —Net revenues increased $2.0 million, or 32.2%, to $8.0 million at our property at the Nemacolin Woodlands Resort.  Adjusted EBITDA increased $1.0 million, or 61.3%, to $(0.6) million.

Corporate Expenses

Corporate and development expenses were $5.9 million for the quarter, a decrease of $1.4 million compared to the prior year due to our corporate realignment completed earlier in fiscal 2015 and continued focus on managing expenses.

Non-cash stock compensation expense was $0.6 million for the quarter compared to $0.8 million in the third quarter of fiscal 2014.

Capital Structure, Capital Expenditures and Updated Guidance

As of January 25, 2015, the Company had:

•                  $67.1 million in cash and cash equivalents, excluding $9.2 million in restricted cash and investments;

•                  $1.0 billion in total debt; and

•                  $273 million in net line of credit availability.

Third quarter capital expenditures were $11.3 million, bringing total capital expenditures to $30.0 million for the first nine months of fiscal 2015.  The Company expects to incur approximately $15 million to $18 million in capital expenditures in the fourth quarter of fiscal 2015.

Conference Call Information

Isle of Capri Casinos, Inc. will host a conference call on Wednesday, February 25, 2015 at 10:00 am central time during which management will discuss the financial and other matters addressed in this press release.  The conference call can be accessed by interested parties via webcast through the investor relations page of the Company’s website, www.islecorp.com, or, for domestic callers, by dialing 888-346-3970.  International callers can access the conference call by dialing 412-902-4263.  The conference call will be recorded and available for review starting at 11:59 pm central on Wednesday, February 25, 2015, until 11:59 pm central on Wednesday, March 11, 2015, by dialing 877-344-7529; International: 412-317-0088 and access number 10061134.

About Isle of Capri Casinos, Inc.

Isle of Capri Casinos, Inc. is a leading regional gaming and entertainment company dedicated to providing guests with exceptional experience at each of the 15 casino properties that it owns or operates, primarily under the Isle and Lady Luck brands.  The Company currently operates gaming and entertainment facilities in Colorado, Florida, Iowa, Louisiana, Mississippi, Missouri, and Pennsylvania. More information is available at the Company’s website, www.islecorp.com.

Forward-Looking Statements

This press release may be deemed to contain forward-looking statements, which are subject to change. These forward-looking statements may be significantly impacted, either positively or negatively by various factors, including without limitation, licensing, and other regulatory approvals, financing sources, development and construction activities, costs and delays, weather, permits, competition and business conditions in the gaming industry. The forward-looking statements are subject to numerous risks and uncertainties that could cause actual results to differ materially from those expressed in or implied by the statements herein.

Additional information concerning potential factors that could affect the Company’s financial condition, results of operations and expansion projects, is included in the filings of the Company with the Securities and Exchange Commission, including, but not limited to, its Form 10-K for the most recently ended fiscal year.

CONTACTS:

Isle of Capri Casinos, Inc.,

Eric Hausler, Chief Financial Officer-314.813.9205

Jill Alexander, Senior Director of Corporate Communication-314.813.9368

###

ISLE OF CAPRI CASINOS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share amounts)
(Unaudited)

	Three Months Ended		Nine Months Ended
	January 25,	January 26,	January 25,	January 26,
	2015	2014	2015	2014
Revenues:
Casino	$256,842	$235,843	$767,359	$733,185
Rooms	6,991	6,933	23,777	24,560
Food, beverage, pari-mutuel and other	34,281	32,404	102,839	99,123
Gross revenues	298,114	275,180	893,975	856,868
Less promotional allowances	(57,050)	(50,990)	(172,345)	(163,044)
Net revenues	241,064	224,190	721,630	693,824
Operating expenses:
Casino	40,344	38,354	120,747	118,414
Gaming taxes	66,182	60,324	195,052	185,454
Rooms	1,371	1,448	5,123	5,221
Food, beverage, pari-mutuel and other	11,121	10,608	33,167	31,724
Marine and facilities	14,111	13,967	43,318	42,969
Marketing and administrative	55,485	56,120	175,704	175,010
Corporate and development	5,880	7,230	21,763	21,314
Litigation accrual reversals	—	(1,979)	—	(9,330)
Preopening expense	—	—	—	3,898
Depreciation and amortization	19,528	20,171	58,781	60,495
Total operating expenses	214,022	206,243	653,655	635,169
Operating income	27,042	17,947	67,975	58,655

Interest expense	(20,927)	(21,910)	(63,370)	(59,758)
Interest income	94	84	273	260
Derivative income	—	—	—	398
Loss from continuing operations before income taxes	6,209	(3,879)	4,878	(445)
Income tax (provision) benefit	(786)	13,270	(2,793)	10,499
Income from continuing operations	5,423	9,391	2,085	10,054
Income from discontinued operations, net of income taxes	—	1,266	—	3,778
Net income	$5,423	$10,657	$2,085	$13,832

Income per common share-basic:
Income from continuing operations	$0.14	$0.24	$0.05	$0.25
Income from discontinued operations, net of income taxes	—	0.03	—	0.10
Net income	$0.14	$0.27	$0.05	$0.35

Income per common share-dilutive:
Income from continuing operations	$0.13	$0.24	$0.05	$0.25
Income from discontinued operations, net of income taxes	—	0.03	—	0.10
Net income	$0.13	$0.27	$0.05	$0.35

Weighted average basic shares	40,028,776	39,828,740	39,929,845	39,699,295
Weighted average diluted shares	40,336,663	39,911,715	40,062,008	39,758,965

ISLE OF CAPRI CASINOS, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share amounts)

	January 25,	April 27,
	2015	2014
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$67,140	$69,830
Marketable securities	27,999	27,289
Accounts receivable, net	11,824	12,615
Income taxes receivable	184	73
Deferred income taxes	3,898	4,106
Prepaid expenses and other assets	21,770	18,526
Total current assets	132,815	132,439
Property and equipment, net	927,692	955,604
Other assets:
Goodwill	108,970	108,970
Other intangible assets, net	54,282	54,911
Deferred financing costs, net	20,080	23,439
Restricted cash and investments	9,173	9,807
Prepaid deposits and other	4,816	4,904
Total assets	$1,257,828	$1,290,074
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current maturities of long-term debt	$200	$230
Accounts payable	21,126	20,869
Accrued liabilities:
Payroll and related	36,051	34,700
Property and other taxes	20,107	20,360
Interest	19,631	16,920
Progressive jackpots and slot club awards	16,181	16,306
Other	20,036	18,478
Total current liabilities	133,332	127,863
Long-term debt, less current maturities	1,020,722	1,066,071
Deferred income taxes	38,413	35,870
Other accrued liabilities	18,661	18,495
Other long-term liabilities	22,489	22,391
Stockholders’ equity:
Preferred stock, $.01 par value; 2,000,000 shares authorized; none issued	—	—
Common stock, $.01 par value; 60,000,000 shares authorized; shares issued: 42,066,148 at January 25, 2015 and April 27, 2014	421	421
Class B common stock, $.01 par value; 3,000,000 shares authorized; none issued	—
Additional paid-in capital	248,169	247,819
Retained earnings (deficit)	(199,828)	(201,913)
	48,762	46,327
Treasury stock, 2,038,348 shares at January 25, 2015 and 2,236,971 shares at April 27, 2014	(24,551)	(26,943)
Total stockholders’ equity	24,211	19,384
Total liabilities and stockholders’ equity	$1,257,828	$1,290,074

Isle of Capri Casinos, Inc.

Supplemental Data - Net Revenues

(unaudited, in thousands)

	Three Months Ended		Nine Months Ended
	January 25,	January 26,	January 25,	January 26,
	2015	2014	2015	2014
Colorado
Black Hawk	$29,523	$28,364	$93,942	$91,071

Florida
Pompano	46,485	42,360	120,942	116,146

Iowa
Bettendorf	16,754	16,008	54,561	54,438
Marquette	5,689	5,063	19,126	19,086
Waterloo	21,452	20,289	64,353	62,271
Iowa Total	43,895	41,360	138,040	135,795

Louisiana
Lake Charles	30,836	29,945	94,447	94,855

Mississippi
Lula	13,024	11,602	38,034	35,704
Natchez	4,659	4,664	13,871	14,786
Vicksburg	6,931	6,632	21,176	21,446
Mississippi Total	24,614	22,898	73,081	71,936

Missouri
Boonville	18,228	17,448	56,493	55,068
Cape Girardeau	14,267	12,959	43,436	39,817
Caruthersville	7,604	6,762	22,670	21,648
Kansas City	17,536	15,837	52,760	50,844
Missouri Total	57,635	53,006	175,359	167,377

Pennsylvania
Nemacolin	8,038	6,080	25,728	16,102

Property Net Revenues before Other	241,026	224,013	721,539	693,282
Other	38	177	91	542
Net Revenues from Continuing Operations	$241,064	$224,190	$721,630	$693,824

Isle of Capri Casinos, Inc.

Reconciliation of Operating Income (Loss) to Adjusted EBITDA

(unaudited, in thousands)

	Three Months Ended January 25, 2015
	Operating Income (Loss)	Depreciation and Amortization	Stock-Based Compensation	Preopening and Other	Adjusted EBITDA
Black Hawk, Colorado	$4,660	$2,257	$7	$—	$6,924

Pompano, Florida	8,786	1,793	7	—	10,586

Bettendorf	2,573	1,451	7	—	4,031
Marquette	685	365	3	—	1,053
Waterloo	5,544	1,236	5	—	6,785
Iowa Total	8,802	3,052	15	—	11,869

Lake Charles, Louisiana	1,696	2,740	5	—	4,441

Lula	1,748	1,276	5	—	3,029
Natchez	(504)	281	5	—	(218)
Vicksburg	364	901	4	—	1,269
Mississippi Total	1,608	2,458	14	—	4,080

Boonville	5,588	971	2	—	6,561
Cape Girardeau	94	2,827	4	—	2,925
Caruthersville	1,036	595	3	—	1,634
Kansas City	3,126	961	8	—	4,095
Missouri Total	9,844	5,354	17	—	15,215

Nemacolin, Pennsylvania	(2,005)	1,366	3		(636)

Total Operating Properties	33,391	19,020	68	—	52,479
Corporate and Other	(6,349)	508	597		(5,244)
Total	$27,042	$19,528	$665	$—	$47,235

	Three Months Ended January 26, 2014
	Operating Income (Loss)	Depreciation and Amortization	Stock-Based Compensation	Preopening and Other	Adjusted EBITDA
Black Hawk, Colorado	$4,515	$2,366	$8	$—	$6,889

Pompano, Florida	7,389	1,749	6	—	9,144

Bettendorf	1,850	1,555	3	—	3,408
Marquette	272	458	1	—	731
Waterloo	4,849	1,186	4	—	6,039
Iowa Total	6,971	3,199	8	—	10,178

Lake Charles, Louisiana	822	2,939	4	—	3,765

Lula	232	1,298	3	—	1,533
Natchez	(665)	314	4	—	(347)
Vicksburg	(21)	899	4	—	882
Mississippi Total	(454)	2,511	11	—	2,068

Boonville	5,193	1,034	6	—	6,233
Cape Girardeau	(828)	2,786	1	—	1,959
Caruthersville	200	720	4	—	924
Kansas City	2,800	924	4	—	3,728
Missouri Total	7,365	5,464	15	—	12,844

Nemacolin, Pennsylvania	(3,202)	1,558	1	—	(1,643)

Total Operating Properties	23,406	19,786	53	—	43,245
Corporate and Other	(5,459)	385	838	(1,979)	(6,215)
Total	$17,947	$20,171	$891	$(1,979)	$37,030

Isle of Capri Casinos, Inc.

Reconciliation of Operating Income (Loss) to Adjusted EBITDA

(unaudited, in thousands)

	Nine Months Ended January 25, 2015
	Operating Income (Loss)	Depreciation and Amortization	Stock-Based Compensation	Preopening and Other	Adjusted EBITDA
Black Hawk, Colorado	$12,799	$6,907	$22	$4,057	$23,785

Pompano, Florida	18,114	5,267	20	—	23,401

Bettendorf	10,113	4,339	17	—	14,469
Marquette	2,844	1,223	8	—	4,075
Waterloo	17,485	3,711	14	(1,225)	19,985
Iowa Total	30,442	9,273	39	(1,225)	38,529

Lake Charles, Louisiana	5,746	8,315	15	—	14,076

Lula	3,347	3,839	12	—	7,198
Natchez	(2,045)	786	13	—	(1,246)
Vicksburg	594	2,686	12	—	3,292
Mississippi Total	1,896	7,311	37	—	9,244

Boonville	17,024	2,946	10	—	19,980
Cape Girardeau	(843)	8,429	9	—	7,595
Caruthersville	2,542	1,892	10	—	4,444
Kansas City	8,935	2,870	19	—	11,824
Missouri Total	27,658	16,137	48	—	43,843

Nemacolin, Pennsylvania	(5,522)	4,085	7	—	(1,430)

Total Operating Properties	91,133	57,295	188	2,832	151,448
Corporate and Other	(23,158)	1,486	2,554	2,259	(16,859)
Total	$67,975	$58,781	$2,742	$5,091	$134,589

	Nine Months Ended January 26, 2014
	Operating Income (Loss)	Depreciation and Amortization	Stock-Based Compensation	Preopening and Other	Adjusted EBITDA
Black Hawk, Colorado	$15,131	$7,041	$27	$—	$22,199

Pompano, Florida	15,283	5,383	19	—	20,685

Bettendorf	8,339	4,933	10	—	13,282
Marquette	2,734	1,423	5	—	4,162
Waterloo	14,707	3,608	14	—	18,329
Iowa Total	25,780	9,964	29	—	35,773

Lake Charles, Louisiana	5,016	8,819	13	—	13,848

Lula	408	3,946	11	—	4,365
Natchez	(2,000)	1,007	13	—	(980)
Vicksburg	249	2,795	13	—	3,057
Mississippi Total	(1,343)	7,748	37	—	6,442

Boonville	16,180	3,097	18	—	19,295
Cape Girardeau	(2,738)	8,361	5	—	5,628
Caruthersville	982	2,267	14	—	3,263
Kansas City	8,200	2,861	12	—	11,073
Missouri Total	22,624	16,586	49	—	39,259

Nemacolin, Pennsylvania	(11,226)	3,785	2	3,898	(3,541)

Total Operating Properties	71,265	59,326	176	3,898	134,665
Corporate and Other	(12,610)	1,169	3,343	(10,349)	(18,447)
Total	$58,655	$60,495	$3,519	$(6,451)	$116,218

Isle of Capri Casinos, Inc.

Reconciliation of Income From Continuing Operations to Adjusted EBITDA

(unaudited, in thousands)

	Three Months Ended		Nine Months Ended
	January 25,	January 26,	January 25,	January 26,
	2015	2014	2015	2014
Income from continuing operations	$5,423	$9,391	$2,085	$10,054
Income tax provision (benefit)	786	(13,270)	2,793	(10,499)
Derivative income	—	—	—	(398)
Interest income	(94)	(84)	(273)	(260)
Interest expense	20,927	21,910	63,370	59,758
Depreciation and amortization	19,528	20,171	58,781	60,495
Stock-based compensation	665	891	2,742	3,519
Severance charges	—	—	2,259	—
Colorado referendum costs	—	—	4,057	—
Property tax settlement	—	—	(1,225)	—
Litigation accrual reversal	—	(1,979)	—	(9,330)
Preopening expense	—	—	—	3,898
Gain on sale of airplane	—	—		(1,019)
Adjusted EBITDA (1)	$47,235	$37,030	$134,589	$116,218

Isle of Capri Casinos, Inc.

Reconciliation of GAAP Income From Continuing Operations to Adjusted Income (Loss) and
GAAP Income From Continuing Operations Per Share to Adjusted Income (Loss) Per Share

(unaudited, in thousands)

	Three Months Ended		Nine Months Ended
	January 25,	January 26,	January 25,	January 26,
	2015	2014	2015	2014

GAAP income from continuing operations	$5,423	$9,391	$2,085	$10,054
Colorado referendum expense (3)	—	—	4,057	—
Property tax settlement (3)	—	—	(1,225)	—
Severance expense (3)	—	—	2,259	—
Tax valuation allowance reversal	—	(11,993)	—	(11,993)
Litigation accrual reversals (4)	—	(2,223)	—	(16,953)
Preopening expense	—	—	—	3,898
Gain on sale of corporate aircraft	—	—	—	(1,019)
Adjusted income (loss) (2)	$5,423	$(4,825)	$7,176	$(16,013)

GAAP income from continuing operations per share	$0.13	$0.24	$0.05	$0.25
Colorado referendum expense (3)	—	—	0.10	—
Property tax settlement (3)	—	—	(0.03)	—
Severance expense (3)	—	—	0.06	—
Tax valuation allowance reversal	—	(0.30)	—	(0.30)
Litigation accrual reversals (4)	—	(0.06)	—	(0.43)
Preopening expense	—	—	—	0.10
Gain on sale of corporate aircraft	—	—	—	(0.03)
Adjusted income (loss) per share (2)	$0.13	$(0.12)	$0.18	$(0.41)

(1)         Adjusted EBITDA is “earnings before interest and other non-operating income (expense), income taxes, stock-based compensation, certain severance expenses, certain expenses related to the Colorado gaming referendum, certain property tax and legal settlements, preopening expense, certain asset sale gains and depreciation and amortization.” Adjusted EBITDA is presented solely as a supplemental disclosure because management believes that it is 1) a widely used measure of operating performance in the gaming industry, 2) used as a component of calculating required leverage and minimum interest coverage ratios under our Senior Credit Facility and 3) a principal basis of valuing gaming companies. Management uses Adjusted EBITDA as the primary measure of the Company’s operating properties’ performance, and it is an important component in evaluating the performance of management and other operating personnel in the determination of certain components of employee compensation.  Adjusted EBITDA should not be construed as an alternative to operating income as an indicator of the Company’s operating performance, as an alternative to cash flows from operating activities as a measure of liquidity or as an alternative to any other measure determined in accordance with U.S. generally accepted accounting principles (GAAP).  The Company has significant uses of cash flows, including capital expenditures, interest payments, taxes and debt principal repayments, which are not reflected in Adjusted EBITDA.  Also, other gaming companies that report Adjusted EBITDA information may calculate Adjusted EBITDA in a different manner than the Company.  A reconciliation of Adjusted EBITDA to income (loss) from continuing operations is included in the financial schedules accompanying this release.

Certain of our debt agreements use a similar calculation of “Adjusted EBITDA” as a financial measure for the calculation of financial debt covenants and includes add back of items such as gain on early extinguishment of debt, pre-opening expenses, certain write-offs and valuation expenses, and non-cash stock compensation expense. Reference can be made to the definition of Adjusted EBITDA in the applicable debt agreements on file as Exhibits to our filings with the Securities and Exchange Commission.

(2)         Adjusted income (loss) is presented solely as a supplemental disclosure as this is one method management reviews and utilizes to analyze the performance of its core operating business.  For many of the same reasons mentioned above related to Adjusted EBITDA, management believes Adjusted income (loss) and Adjusted income (loss) per share are useful analytic tools as they enable management to track the performance of its core casino operating business separate and apart from factors that do not impact decisions affecting its operating casino properties, such as certain severance expenses, certain expenses related to the Colorado gaming referendum, certain property tax and legal settlements, certain asset sale gains and preopening expenses.  Management believes Adjusted income (loss) and Adjusted income (loss) per share are useful to investors since these adjustments provide a measure of financial performance that more closely resembles widely used measures of performance and valuation in the gaming industry.  Adjusted income (loss) and adjusted income (loss) per share do not include certain severance expenses, certain expenses related to the Colorado gaming referendum, certain property tax and legal settlements, certain asset sale gains and preopening expenses.

(3)         The Company incurred $4.1 million of expense during the nine months ended January 25, 2015 related to the Colorado gaming expansion referendum. The Company had a favorable property tax settlement related to our Waterloo property of $1.2 million during the nine months ended January 25, 2015.  The Company recorded $2.3 million of severance expense during the nine months ended January 25, 2015, related to restructuring at the corporate office.

(4)         Litigation accrual reversals for the three months ended January 26, 2014 includes a $2.0 million reduction to operating expenses and a $0.2 million reduction of interest expense.  Litigation accrual reversals for the nine months ended January 26, 2014, includes a $9.3 million reduction to operating expenses and a $7.6 million reduction of interest expense.